Exhibit 99.1

nLIGHT, Inc. Announces Third Quarter 2025 Results
Third consecutive quarter of record Aerospace & Defense revenue

CAMAS, Wash., November 6, 2025 - nLIGHT, Inc. (Nasdaq: LASR), a leading provider of high-power lasers for mission critical directed energy, optical sensing, and advanced manufacturing applications, today reported financial results for the third quarter of 2025.

“3Q 2025 represented another solid quarter of execution for nLIGHT with record revenue from our A&D markets driving our results,” commented Scott Keeney, nLIGHT’s President and Chief Executive Officer. “I am particularly pleased with the expansion of our products gross margin, which was 41% in the quarter, and the growth in our Adjusted EBITDA, both of which demonstrate the leverage that is inherent in our operating model. We expect continued sequential A&D revenue growth in the fourth quarter as many of the programs previously announced continue to ramp. As a result, we expect full year 2025 A&D revenue growth to exceed our prior outlook for A&D growth of at least 40% year-over-year. "

Third Quarter 2025 Financial Highlights

	Three Months Ended September 30,
(In thousands, except percentages)	2025	2024	% Change
Revenues	$66,742	$56,129	18.9%
Gross margin	31.1%	22.4%
Loss from operations	$(7,299)	$(11,799)	38.1%
Operating margin	(10.9)%	(21.0)%
Net loss	$(6,874)	$(10,335)	33.5%
Adjusted EBITDA(1)	$7,109	$(994)	NM*
(1) A reconciliation of the non-GAAP metrics presented here to the most directly comparable GAAP metric has been provided in the tables included at the end of this release. * Not meaningful

Revenues of $66.7 million for the third quarter of 2025 were up 18.9% compared to $56.1 million for the third quarter of 2024. Gross margin was 31.1% for the third quarter of 2025 compared to 22.4% for the third quarter of 2024. GAAP net loss for the third quarter of 2025 was $6.9 million, or $0.14 per diluted share, compared to net loss of $10.3 million, or $0.21 per diluted share, for the third quarter of 2024. Non-GAAP net income for the third quarter of 2025 was $4.3 million, or $0.09 per diluted share, compared to non-GAAP net loss of $3.7 million, or $0.08 per diluted share, for the third quarter of 2024. Reconciliations of the non-GAAP metrics presented here to the most directly comparable GAAP metric have been provided in the tables included at the end of this release.

Outlook

For the fourth quarter of 2025, nLIGHT expects revenues to be in the range of $72 million to $78 million. The midpoint of $75 million includes Products revenue of approximately $55 million and Advanced Development revenue of approximately $20 million. nLIGHT expects overall gross margin to be in the range of 27% to 32%, with Products gross margin in the range of 34% to 39% and Advanced Development gross margin of approximately 8%. nLIGHT expects Adjusted EBITDA to be in the range of $6 million to $11 million.

We have not reconciled our outlook for Adjusted EBITDA because unrealized and realized foreign exchange gains and losses cannot be reasonably calculated or predicted nor can the probable significance be determined at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Investor Webcast at 2:00 p.m. Pacific Time, Thursday, November 6, 2025

A webcast to discuss the third quarter results will be held on Thursday, November 6, 2025, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The audio webcast will be available on the investor relations section of the company's web site at http://investors.nlight.net. A replay of the webcast will be available shortly after the conclusion of the call.

The webcast can also be accessed directly at https://events.q4inc.com/attendee/876155821.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release contains non-GAAP financial results, including Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted. We use Adjusted EBITDA to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA is a meaningful measure of performance as it is commonly utilized by us and the investment community to analyze operating performance in our industry. Similarly, we believe that providing non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of stock-based compensation expense and other non-recurring items. However, the non-GAAP metrics presented herein are specific to us and may not be comparable to similar metrics disclosed by other companies because of differing methods used by other companies in calculating them.

We define Adjusted EBITDA as net income (loss) adjusted for income tax expense (benefit), other non-operating income or expense, interest income or expense, depreciation and amortization, stock-based compensation, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation, amortization of purchased intangibles, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) per share, basic and diluted, as non-GAAP net income (loss) divided by the weighted-average number of shares outstanding during the respective period plus the dilutive effect of any common stock equivalents during the period in the case of non-GAAP net income (loss) per share, diluted.

Tables presenting the reconciliation of net loss to Adjusted EBITDA, as well as the reconciliation of GAAP to non-GAAP net income (loss) and GAAP to non-GAAP net income (loss) per share, basic and diluted, are included at the end of this press release.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as “outlook,” “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenues, gross margin, and Adjusted EBITDA, and our business strategy and ability to profitably grow our business, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including but not limited to our ability to compete successfully in the markets for our products; changes in the markets we serve or in the global economy; our ability to increase our volumes and decrease our costs to offset potential declines in the average selling prices of our products; rapid technological changes in the markets that we participate in; our ability to develop and maintain products that can achieve market acceptance; our ability to generate sufficient revenues to achieve or maintain profitability in the future; our high levels of fixed costs and inventory and their effect on our gross profits and results of operations if demand for our products declines or we maintain excess inventory levels; our ability to manage growth and spending during economic downturns; our manufacturing capacity and operations and their suitability for future levels of demand; our reliance on third parties to manufacture certain of our products and product components; our reliance on a small number of customers for a significant portion of our revenues; our ability to manage risks associated with international customers and operations; the effect of government export and import controls on our ability to compete in international markets; our ability to protect our proprietary technology and intellectual property rights; fluctuations in our quarterly results of operations and other operating measures; and the effect on our business of claims, lawsuits, government investigations, other legal or regulatory proceedings, or commercial or contractual disputes that we are or may become involved in. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's most recent Annual Report on Form 10-K or subsequent filings with the SEC. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

The nLIGHT logo and “nLIGHT” are registered trademarks or trademarks of nLIGHT, Inc. in various jurisdictions.

About nLIGHT

nLIGHT, Inc. is a leading provider of high-power lasers for mission critical directed energy, optical sensing, and advanced manufacturing applications. Headquartered in Camas, Washington, nLIGHT employs approximately 800 people with operations in the United States, Europe and Asia. For more information, please visit www.nlight.net.

For more information, contact:
John Marchetti
Vice President, Corporate Development & Investor Relations
nLIGHT, Inc.
(360) 566-4460
john.marchetti@nlight.net

nLIGHT, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue:
Products	$47,608	$41,132	$124,110	$104,960
Development	19,134	14,997	56,035	46,207
Total revenue	66,742	56,129	180,145	151,167
Cost of revenue:
Products	28,086	29,286	76,915	76,528
Development	17,903	14,293	50,221	42,751
Total cost of revenue(1)	45,989	43,579	127,136	119,279
Gross profit	20,753	12,550	53,009	31,888
Operating expenses:
Research and development(1)	11,534	11,328	33,920	33,723
Sales, general, and administrative(1)	14,785	13,021	38,501	37,372
Restructuring	1,733	—	1,733	—
Total operating expenses	28,052	24,349	74,154	71,095
Loss from operations	(7,299)	(11,799)	(21,145)	(39,207)
Other income:
Interest income	1,079	421	3,875	1,375
Interest expense	(317)	(27)	(753)	(67)
Other (expense) income, net	(64)	1,331	(108)	2,594
Loss before income taxes	(6,601)	(10,074)	(18,131)	(35,305)
Income tax expense	273	261	427	525
Net loss	$(6,874)	$(10,335)	$(18,558)	$(35,830)
Net loss per share, basic and diluted	$(0.14)	$(0.21)	$(0.37)	$(0.75)
Shares used in per share calculations:
Basic and diluted	50,288	48,133	49,658	47,679

(1)Includes stock-based compensation as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cost of revenues	$615	$629	$1,783	$1,829
Research and development	2,560	2,046	6,178	5,834
Sales, general, and administrative	6,187	3,852	13,828	11,298
	$9,362	$6,527	$21,789	$18,961

nLIGHT, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of
	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$81,108	$65,829
Marketable Securities	34,684	34,868
Accounts receivable, net	49,317	34,895
Inventory	51,457	40,800
Prepaid expenses and other current assets	11,826	17,697
Total current assets	228,392	194,089
Restricted cash	320	259
Lease right-of-use assets	10,143	10,822
Property, plant and equipment, net	44,233	46,937
Intangible assets, net	436	833
Goodwill	12,448	12,354
Other assets, net	2,721	4,947
Total assets	$298,693	$270,241

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,899	$15,076
Accrued liabilities	18,987	13,268
Deferred revenue	2,345	3,577
Current portion of lease liabilities	2,306	2,314
Total current liabilities	40,537	34,235
Line of credit	20,000	—
Non-current income taxes payable	5,708	5,541
Long-term lease liabilities	9,003	9,819
Other long-term liabilities	4,952	4,216
Total liabilities	80,200	53,811
Stockholders' equity:
Common stock - par value	16	16
Additional paid-in capital	565,150	544,842
Accumulated other comprehensive loss	(3,019)	(3,332)
Accumulated deficit	(343,654)	(325,096)
Total stockholders’ equity	218,493	216,430
Total liabilities and stockholders’ equity	$298,693	$270,241

nLIGHT, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(18,558)	$(35,830)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	9,151	9,356
Amortization	1,247	3,403
Reduction in carrying amount of right-of-use assets	784	1,367
Provision for losses on (recoveries of) accounts receivable	(1,131)	1,489
Stock-based compensation	21,789	18,961
Deferred income taxes	101	—
Loss on disposal of property, plant and equipment	190	76
Accrued interest earned on marketable securities	(256)	—
Non-cash restructuring charges	1,243	—
Changes in operating assets and liabilities:
Accounts receivable, net	(13,186)	(2,119)
Inventory	(10,203)	3,348
Prepaid expenses and other current assets	5,914	954
Other assets, net	1,099	(3,351)
Accounts payable	1,886	4,628
Accrued and other long-term liabilities	5,795	2,511
Deferred revenues	(1,247)	(1,931)
Lease liabilities	(927)	(1,546)
Non-current income taxes payable	121	212
Net cash provided by operating activities	3,812	1,528
Cash flows from investing activities:
Proceeds from sale of fixed assets	447	—
Purchases of property, plant and equipment	(7,444)	(5,313)
Purchase of marketable securities	(68,697)	(88,643)
Proceeds from maturities and sales of marketable securities	68,425	83,033
Net cash used in investing activities	(7,269)	(10,923)
Cash flows from financing activities:
Proceeds from line of credit	20,000	—
Proceeds from employee stock plan purchases	1,385	1,355
Proceeds from stock option exercises	196	221
Tax payments related to stock award issuances	(3,062)	(3,945)
Net cash used in financing activities	18,519	(2,369)
Effect of exchange rate changes on cash	278	12
Net increase (decrease) in cash, cash equivalents and restricted cash	15,340	(11,752)
Cash and cash equivalents and restricted cash, beginning of period	66,088	53,466
Cash and cash equivalents and restricted cash, end of period	$81,428	$41,714
Supplemental disclosures:
Cash paid for interest, net	$740	$40
Cash paid for income taxes	277	302
Operating cash outflows from operating leases	2,536	3,057
Right-of-use assets obtained in exchange for lease liabilities	1,208	995
Accrued purchases of property, equipment and patents	426	415
Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents	$81,108	$41,456
Restricted cash	320	258
Total cash and cash equivalents and restricted cash	$81,428	$41,714

nLIGHT, Inc.

Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except per share data)
(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(6,874)	$(10,335)	$(18,558)	$(35,830)
Income tax expense	273	261	427	525
Other income, net	64	(1,331)	108	(2,594)
Interest income	(1,079)	(421)	(3,875)	(1,375)
Interest expense	317	27	753	67
Depreciation and amortization	3,313	4,278	10,398	12,759
Stock-based compensation	9,362	6,527	21,789	18,961
Restructuring charges	1,733	—	1,733	—
Adjusted EBITDA	$7,109	$(994)	$12,775	$(7,487)

Reconciliation of GAAP to Non-GAAP Net Income (Loss), and GAAP to Non-GAAP Net Income (Loss) per Share, Basic and Diluted

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(6,874)	$(10,335)	$(18,558)	$(35,830)
Add back:
Stock-based compensation(1)	9,362	6,527	21,789	18,961
Amortization of purchased intangibles(1)	99	149	397	446
Restructuring charges	1,733	—	1,733	—
Non-GAAP net income (loss)	4,320	(3,659)	5,361	(16,423)

GAAP weighted-average shares outstanding	50,288	48,133	49,658	47,679
Participating securities	—	—	—	—
Non-GAAP weighted-average number of shares, basic	50,288	48,133	49,658	47,679
Dilutive effect of common stock equivalents	4,139	—	3,259	—
Non-GAAP weighted-average number of shares, diluted	54,427	48,133	52,917	47,679

Non-GAAP net income (loss) per share, basic	$0.09	$(0.08)	$0.11	$(0.34)
Non-GAAP net income (loss) per share, diluted	$0.08	$(0.08)	$0.10	$(0.34)
(1) There is no income tax effect related to the stock-based compensation and amortization of purchased intangibles adjustments due to the full valuation allowance in the United States.

nLIGHT, Inc.

Supplemental Schedule of Financial Information
(In thousands)
(Unaudited)

Revenues by End Market

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Aerospace and Defense	$45,554	$30,278	$118,955	$79,413
Industrial	9,577	11,588	28,179	36,478
Microfabrication	11,611	14,263	33,011	35,276
	$66,742	$56,129	$180,145	$151,167